                                  EXHIBIT 11.1

                     COMPUTATION OF BASIC EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                 Three Months Ended        Nine Months Ended
                                      June 30                   June 30
                               ---------------------     ---------------------
                                 1999         1998         1999          1998
                               --------     --------     ---------     -------
Weighted average number of
shares outstanding .......       16,895       16,195        16,743      16,093
                               ========     ========     =========     =======

Net income ...............     $ 11,570     $  8,548     $  22,998     $16,240
                               ========     ========     =========     =======

Basic earnings per share .     $   0.68     $   0.53     $    1.37     $  1.01
                               ========     ========     =========     =======